Exhibit 99.1

Yum China Reports Third Quarter 2018 Results

Total Revenues and Total System Sales* Grew 4% year over year
Share Repurchase Authorization Increased by $850 million to an Aggregate of $1.4 billion

Shanghai, China (October 31, 2018) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC) today reported unaudited results for the third quarter ended September 30, 2018. Reported GAAP results include Special Items, which are excluded from adjusted measures.  Special Items are not allocated to any segment and therefore only impact reported GAAP results of Yum China.  See “Reconciliation of Reported GAAP Results to Adjusted Measures” within this release.

Third Quarter Highlights

●	Total revenues increased 4% year over year to $2.2 billion from $2.1 billion (6% year over year increase excluding foreign currency translation (“F/X”)).
●	Total system sales grew 4% year over year, with 6% growth at KFC partially offset by 2% decline at Pizza Hut, excluding F/X.
●	Same-store sales declined 1% year over year, with a 1% increase at KFC and a 5% decrease at Pizza Hut, excluding F/X.
●	Restaurant margin was 17.6%, as compared with 18.0% in the prior year period.
●	Operating Profit increased 2% year over year to $269 million from $264 million (4% year over year increase excluding F/X).
●	Net Income increased 15% to $203 million from $176 million in the prior year period (17% year over year increase excluding F/X).
●	Effective tax rate was 24.2%.
●	Diluted EPS increased 16% to $0.51 from $0.44 in the prior year period (18% year over year increase excluding F/X).
●	Opened 195 new restaurants during the quarter, bringing total store count to 8,313 across more than 1,200 cities.

Dividend and Share Repurchase

●

The Board of Directors declared a cash dividend of $0.12 per share on Yum China’s common stock, payable as of the close of business on December 18, 2018 to stockholders of record as of the close of business on November 27, 2018.

●	During the third quarter, we repurchased approximately 2.7 million shares of Yum China common stock for $93.7 million at an average price of $35.14 per share.
●	In October 2018, the Board of Directors increased Yum China’s existing share repurchase authorization from $550 million to an aggregate of $1.4 billion.

Recent Development

●

As of today, the Company has repurchased approximately 11.3 million shares for $406 million, including 3.4 million shares for $110 million in October 2018. There is approximately $1 billion remaining under the new share repurchase authorization.

* System sales growth rate excludes the impact of F/X

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

Key Financial Results

	Third Quarter 2018				Year to Date Ended 9/30/2018
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit

Yum China	+4	(1)	+6	+2	+4	-	+6	+17
KFC	+6	+1	+8	+3	+6	+2	+8	+11
Pizza Hut	(2)	(5)	+3	-	(1)	(5)	+3	(38)

	Third Quarter				Year to Date Ended 9/30
(in US$ million, except			% Change				% Change
for per share data and percentages)	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Operating Profit	$269	$264	2	4	$857	$731	17	12
Adjusted Operating Profit[1]	$269	$261	3	4	$759	$728	4	(1)
Net Income	$203	$176	15	17	$634	$505	26	19
Basic Earnings Per Common Share	$0.53	$0.46	15	15	$1.64	$1.30	26	20
Adjusted Basic Earnings Per Common Share[1]	$0.53	$0.45	18	18	$1.45	$1.30	12	6
Diluted Earnings Per Common Share	$0.51	$0.44	16	18	$1.59	$1.27	25	19
Adjusted Diluted Earnings Per Common Share[1]	$0.51	$0.43	19	21	$1.41	$1.26	12	6

1 See “Reconciliation of Reported GAAP Results to Adjusted Measures” included in the accompanying tables of this release for further details.

Note:  All comparisons are versus the same period a year ago.

NM refers to changes over 100%, from negative to positive amounts or from zero to an amount.

Yum China’s fiscal third quarter 2018 includes July, August and September results.

Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X.

Prior period results have been recast for the change of fiscal quarter, same-store sales growth definition and adoption of the new revenue accounting standard.

CEO and CFO Comments

“We recorded 4% system sales growth during the third quarter, excluding foreign exchange impact, as we expanded our portfolio and delivered more value-oriented offerings to address growing competition and softer trading conditions,” said Joey Wat, CEO of Yum China. “KFC continued to perform well, posting 1% same-store sales growth during the quarter, on top of a 10% growth in the same period last year. Pizza Hut recorded a 5% decline in same-store sales during the quarter, as healthy growth in delivery was offset by lower dine-in traffic. We made further progress on the revitalization program as we launched a refreshed brand identity, improved our value proposition, expanded our digital capabilities to include tableside ordering via mobile, and generated greater delivery traffic through our own channels.”

“Looking ahead, we are excited by the opportunity to grow our portfolio in China’s western quick service restaurant and casual dining markets. We will continue to add a range of store formats across the spectrum of low and high tier cities to drive growth. We will also build out our digital and delivery eco-system so that we can better serve our customers and create a seamless online to offline experience,” said Ms. Wat.

“We are pleased to report that we effectively managed restaurant margins at both brands during the quarter, despite an increase in promotional activities,” said Jacky Lo, CFO of Yum China. “Pizza Hut maintained operating profit at the same level as the year ago period due to more targeted investments in new products and better labor efficiencies.”

“With a solid balance sheet and strong cash generation, we returned over $132 million of capital to our shareholders through a combination of share buybacks and dividends in the third quarter. We are pleased to announce that we increased our quarterly cash dividend by 20% to $0.12 per share, and expanded our share repurchase authorization by $850 million to a total of $1.4 billion. We are committed to continuing to create long-term value for our shareholders,” added Mr. Lo.

Digital and Delivery

●

As of September 30, 2018, the KFC loyalty program had over 145 million members and the Pizza Hut loyalty program had over 50 million members, an increase of 45 million and 20 million, respectively, year over year.

●

Mobile payments accounted for 64% of Company sales in the quarter, an increase of 17 percentage points year over year. Digital payments accounted for 82% of Company sales in the quarter, an increase of 18 percentage points year over year.

●

Delivery contributed to 17% of Company sales in the third quarter of 2018, an increase of 3 percentage points year over year. Delivery services are now available in 1,063 cities, up from 864 cities in the prior year period.

New-Unit Development and Asset Upgrade

●	The Company opened 195 new restaurants and remodeled 209 restaurants in the third quarter of 2018.

	New Units		Restaurant Count
	Third Quarter 2018	Year to Date Ended 9/30/2018	As of 9/30
			2018	2017
Yum China	195	562	8,313	7,813
KFC	139	411	5,800	5,393
Pizza Hut	38	106	2,215	2,157
Others[2]	18	45	298	263

2 Others include Little Sheep, East Dawning, Taco Bell and COFFii & JOY, a coffee concept recently developed by Yum China.

Restaurant Margin

●

In the third quarter of 2018, Yum China restaurant margin was 17.6%, as compared with 18.0% in the prior year period, primarily attributable to same-store sales deleverage at Pizza Hut and investment in product upgrades and promotions at both KFC and Pizza Hut.

	Third Quarter			Year to Date Ended 9/30
	2018	2017	% pts change	2018	2017	% pts change
Yum China	17.6%	18.0%	(0.4)	16.9%	18.3%	(1.4)
KFC	19.2%	19.6%	(0.4)	19.0%	19.3%	(0.3)
Pizza Hut	13.8%	14.4%	(0.6)	11.8%	16.3%	(4.5)

Conference Call

Yum China’s management will hold an earnings conference call at 8:00pm U.S. Eastern Time on Tuesday, October 30, 2018 (8:00am Beijing/Hong Kong Time on Wednesday, October 31, 2018). A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com

US:	+1 845 675 0437
Hong Kong:	+852 3018 6771
Mainland China:	400 620 8038 or 800 819 0121
UK:	+44 20 36214779
International:	+65 6713 5090
Passcode:	Yum China

A replay of the conference call will be available two hours after the call ends until 8:00am U.S. Eastern Time on Wednesday, November 7, 2018 (9:00pm Beijing/Hong Kong Time on Wednesday, November 7, 2018) and may be accessed by phone at the following numbers:

US:	+1 855 452 5696
International:	+61 2 8199 0299
Passcode:	8893952

Additionally, a live webcast and an archived webcast of this conference call will be available at http://ir.yumchina.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans, earnings and performance of Yum China, statements regarding the revitalization of Pizza Hut, anticipated effects of population and macroeconomic trends, statements regarding the capital structure of Yum China, and beliefs regarding the long-term drivers of Yum China's business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep and East Dawning concepts outright. The Company had more than 8,300 restaurants in over 1,200 cities at the end of September 2018. For more information, please visit http://ir.yumchina.com

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com

Yum China Holdings, Inc.

Consolidated Statements of Income

(amounts in US$ million, except for per share amounts)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2018	9/30/2017	B/(W)		9/30/2018	9/30/2017	B/(W)
Revenues
Company sales	$2,008	$1,924	4		$5,912	$5,326	11
Franchise fees and income	36	38	(5)		110	107	3
Revenues from transactions with franchisees and unconsolidated affiliates	159	160	(1)		461	448	3
Other revenues	9	8	8		18	16	12
Total revenues	2,212	2,130	4		6,501	5,897	10
Costs and Expenses, Net
Company restaurants
Food and paper	610	560	(9)		1,775	1,529	(16)
Payroll and employee benefits	430	403	(7)		1,296	1,137	(14)
Occupancy and other operating expenses	615	614	—		1,841	1,683	(9)
Company restaurant expenses	1,655	1,577	(5)		4,912	4,349	(13)
General and administrative expenses	119	123	3		334	339	2
Franchise expenses	18	19	8		55	54	(1)
Expenses for transactions with franchisees and unconsolidated affiliates	156	159	2		454	443	(2)
Other operating costs and expenses	6	8	19		17	14	(21)
Closures and impairment (income) expenses, net	(1)	2	NM		15	20	25
Other income, net	(10)	(22)	(53)		(143)	(53)	NM
Total costs and expenses, net	1,943	1,866	(4)		5,644	5,166	(9)
Operating Profit	269	264	2		857	731	17
Interest and other income, net	10	8	34		28	16	76
Income Before Income Taxes	279	272	3		885	747	19
Income tax provision	(67)	(87)	22		(227)	(220)	(4)
Net income – including noncontrolling interests	212	185	15		658	527	25
Net income – noncontrolling interests	9	9	(5)		24	22	(8)
Net Income – Yum China Holdings, Inc.	$203	$176	15		$634	$505	26
Effective tax rate	24.2%	31.9%	7.7	ppts.	25.7%	29.4%	3.7	ppts.

Basic Earnings Per Common Share	$0.53	$0.46			$1.64	1.30
Weighted average shares outstanding (in millions)	384	386			386	387

Diluted Earnings Per Common Share	$0.51	$0.44			$1.59	1.27
Weighted average shares outstanding (in millions)	394	398			398	397

Cash Dividends Declared Per Common Share	$0.10	$—			$0.30	$—

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.4	29.1	(1.3)	ppts.	30.0	28.7	(1.3)	ppts.
Payroll and employee benefits	21.4	20.9	(0.5)	ppts.	21.9	21.3	(0.6)	ppts.
Occupancy and other operating expenses	30.6	32.0	1.4	ppts.	31.2	31.7	0.5	ppts.
Restaurant margin	17.6%	18.0%	(0.4)	ppts.	16.9%	18.3%	(1.4)	ppts.
Operating margin	13.4%	13.7%	(0.3)	ppts.	14.5%	13.7%	0.8	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2018	9/30/2017	B/(W)		9/30/2018	9/30/2017	B/(W)
Revenues
Company sales	$1,452	$1,347	8		$4,248	$3,705	15
Franchise fees and income	34	36	(7)		104	102	1
Revenues from transactions with franchisees and unconsolidated affiliates	16	19	(17)		48	51	(7)
Total revenues	1,502	1,402	7		4,400	3,858	14
Costs and Expenses, Net
Company restaurants
Food and paper	444	400	(11)		1,281	1,101	(16)
Payroll and employee benefits	297	266	(12)		879	748	(18)
Occupancy and other operating expenses	432	416	(4)		1,281	1,139	(12)
Company restaurant expenses	1,173	1,082	(8)		3,441	2,988	(15)
General and administrative expenses	44	44	(2)		135	121	(11)
Franchise expenses	17	19	8		53	53	—
Expenses for transactions with franchisees and unconsolidated affiliates	16	19	15		48	51	6
Closures and impairment expenses, net	—	—	31		6	10	43
Other income, net	(12)	(18)	(30)		(42)	(48)	(12)
Total costs and expenses, net	1,238	1,146	(8)		3,641	3,175	(15)
Operating Profit	$264	$256	3		$759	$683	11
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.6	29.7	(0.9)	ppts.	30.2	29.7	(0.5)	ppts.
Payroll and employee benefits	20.4	19.7	(0.7)	ppts.	20.7	20.2	(0.5)	ppts.
Occupancy and other operating expenses	29.8	31.0	1.2	ppts.	30.1	30.8	0.7	ppts.
Restaurant margin	19.2%	19.6%	(0.4)	ppts.	19.0%	19.3%	(0.3)	ppts.
Operating margin	18.1%	19.0%	(0.9)	ppts.	17.8%	18.4%	(0.6)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(amounts in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2018	9/30/2017	B/(W)		9/30/2018	9/30/2017	B/(W)
Revenues
Company sales	$548	$568	(4)		$1,640	$1,592	3
Franchise fees and income	1	1	4		2	2	17
Revenues from transactions with franchisees and unconsolidated affiliates	1	—	(7)		1	1	(3)
Total revenues	550	569	(3)		1,643	1,595	3
Costs and Expenses, Net
Company restaurants
Food and paper	163	157	(4)		486	418	(16)
Payroll and employee benefits	130	135	3		410	381	(8)
Occupancy and other operating expenses	179	195	8		550	534	(3)
Company restaurant expenses	472	487	3		1,446	1,333	(9)
General and administrative expenses	24	27	15		80	78	(1)
Franchise expenses	1	—	13		2	1	(23)
Expenses for transactions with franchisees and unconsolidated affiliates	1	—	5		1	1	2
Closures and impairment (income) expenses, net	(1)	1	NM		9	9	—
Other income, net	—	—	NM		(2)	—	NM
Total costs and expenses, net	497	515	4		1,536	1,422	(8)
Operating Profit	$53	$54	—		$107	$173	(38)
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	29.7	27.6	(2.1)	ppts.	29.6	26.2	(3.4)	ppts.
Payroll and employee benefits	23.8	23.7	(0.1)	ppts.	25.0	23.9	(1.1)	ppts.
Occupancy and other operating expenses	32.7	34.3	1.6	ppts.	33.6	33.6	—	ppts.
Restaurant margin	13.8%	14.4%	(0.6)	ppts.	11.8%	16.3%	(4.5)	ppts.
Operating margin	9.8%	9.4%	0.4	ppts.	6.6%	10.9%	(4.3)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Consolidated Balance Sheets

(amounts in US$ million)

(unaudited)

	9/30/2018	12/31/2017
ASSETS
Current Assets
Cash and cash equivalents	$1,334	$1,059
Short-term investments	198	205
Accounts receivable, net	65	79
Inventories, net	270	297
Prepaid expenses and other current assets	179	162
Total Current Assets	2,046	1,802
Property, plant and equipment, net	1,605	1,691
Goodwill	266	108
Intangible assets, net	133	101
Investments in unconsolidated affiliates	68	95
Other assets	498	385
Deferred income taxes	75	105
Total Assets	4,691	4,287
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,116	985
Income taxes payable	76	39
Total Current Liabilities	1,192	1,024
Capital lease obligations	26	28
Other liabilities	385	388
Total Liabilities	1,603	1,440
Redeemable Noncontrolling Interest	5	5
Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 391 million shares and 389 million shares issued at September 30, 2018 and December 31, 2017, respectively; 382 million shares and 385 million shares outstanding at September 30, 2018 and December 31, 2017, respectively	4	4
Treasury stock	(315)	(148)
Additional paid-in capital	2,393	2,375
Retained earnings	916	397
Accumulated other comprehensive (loss) income	(14)	137
Total Equity – Yum China Holdings, Inc.	2,984	2,765
Noncontrolling interests	99	77
Total Equity	3,083	2,842
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$4,691	$4,287

Yum China Holdings, Inc.

Consolidated Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Year to Date Ended
	9/30/2018	9/30/2017
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$658	$527
Depreciation and amortization	343	301
Closures and impairment expenses	15	20
Gain from re-measurement of equity interest upon acquisition	(98)	—
Deferred income taxes	46	(3)
Equity income from investments in unconsolidated affiliates	(52)	(54)
Distributions received from unconsolidated affiliates	51	39
Share-based compensation	18	18
Changes in accounts receivable	2	12
Changes in inventories	14	18
Changes in prepaid expenses and other current assets	(13)	(5)
Changes in accounts payable and other current liabilities	184	89
Changes in income taxes payable	41	51
Other, net	(36)	(28)
Net Cash Provided by Operating Activities	1,173	985
Cash Flows – Investing Activities
Capital spending	(359)	(295)
Purchases of short-term investments	(513)	(394)
Maturities of short-term investments	513	387
Investment in equity securities	(74)	—
Acquisition of business, net of cash acquired	(91)	(25)
Other, net	(3)	—
Net Cash Used in Investing Activities	(527)	(327)
Cash Flows – Financing Activities
Payment of capital lease obligation	(2)	(2)
Repayment of short-term borrowings assumed from acquisition	(10)	—
Repurchase of shares of common stock	(161)	(128)
Proceeds from exercise of stock options	—	5
Cash dividends paid on common stock	(115)	—
Dividends paid to noncontrolling interests	(29)	(22)
Other, net	(1)	—
Net Cash Used in Financing Activities	(318)	(147)
Effect of Exchange Rates on Cash and Cash Equivalents	(53)	27
Net Increase in Cash and Cash Equivalents	275	538
Cash and Cash Equivalents - Beginning of Period	1,059	885
Cash and Cash Equivalents - End of Period	$1,334	$1,423

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●

Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year. We refer to these as our “base” stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores. Prior period results have been adjusted accordingly.

●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

Reconciliation of Reported GAAP Results to Adjusted Measures

(amounts in US$ million, except for per share amounts)

(unaudited)

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Diluted Earnings Per Common Share, Adjusted Effective Tax Rate and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest and other income, net, depreciation, amortization and other items, including store impairment charges. The Special Item for the year to date ended September 30, 2018 represents a gain recognized from the re-measurement of our previously held equity interest in Wuxi KFC at fair value upon acquisition, as described in the accompanying notes. The Special Item for the quarter and year to date ended September 30, 2017 represents income from the reversal of contingent consideration. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. In addition, the Company provides Adjusted EBITDA because we believe that investors and analysts may find it useful in measuring operating performance without regard to items such as income tax, interest and other income, net, depreciation, amortization and other items, including store impairment charges. These adjusted measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these adjusted measures provide additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to their nature.  These adjusted measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Consolidated Statements of Income and other information presented herein. A reconciliation of the most directly comparable GAAP measures to adjusted measures follows.

	Quarter Ended		Year to Date Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Detail of Special Items
Gain from re-measurement of equity interest upon acquisition(b)	$—	$—	$98	$—
Income from the reversal of contingent consideration(c)	—	3	—	3
Special Items Income - Operating Profit	—	3	98	3
Tax Expenses on Special Items(d)	—	—	(24)	—
Special Items Income, net of tax – including noncontrolling interests	—	3	74	3
Special Items Income, net of tax – noncontrolling interests	—	—	—	—
Special Items Income, net of tax –Yum China Holdings, Inc.	$—	$3	$74	$3
Weighted Average Diluted Shares Outstanding	394	398	398	397
Special Items Diluted Earnings Per Common Share	$—	$0.01	$0.18	$0.01
Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$269	$264	$857	$731
Special Items Income - Operating Profit	—	3	98	3
Adjusted Operating Profit	$269	$261	$759	$728
Reconciliation of EPS to Adjusted EPS
Diluted Earnings Per Common Share	$0.51	$0.44	$1.59	$1.27
Special Items Diluted Earnings Per Common Share	—	0.01	0.18	0.01
Adjusted Diluted Earnings Per Common Share	$0.51	$0.43	$1.41	$1.26
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective Tax Rate	24.2%	31.9%	25.7%	29.4%
Impact on Effective Tax Rate as a result of Special Items	—%	(0.5)%	(0.1)%	(0.1)%
Adjusted Effective Tax Rate	24.2%	32.4%	25.8%	29.5%

Reconciliation of Net Income to Adjusted EBITDA

(amounts in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter Ended		Year to Date Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$203	$176	$634	$505
Net income – noncontrolling interests	9	9	24	22
Income tax provision	67	87	227	220
Interest and other income, net	(10)	(8)	(28)	(16)
Operating Profit	269	264	857	731
Depreciation and amortization	108	105	343	301
Store impairment charges	2	5	23	28
Special Items Income - Operating Profit	—	(3)	(98)	(3)
Adjusted EBITDA	$379	$371	$1,125	$1,057

Unit Count by Brand

KFC

	12/31/2017	New Builds	Acquired	Closures	Refranchised	Others	9/30/2018
Company-owned	4,112	313	2	(75)	(9)	157	4,500
Unconsolidated affiliates	891	82	—	(14)	—	(157)	802
Franchisees	485	16	(2)	(10)	9	—	498
Total	5,488	411	—	(99)	—	—	5,800

Pizza Hut

	12/31/2017	New Builds	Closures	Refranchised	9/30/2018
Company-owned	2,166	100	(85)	(1)	2,180
Franchisees	29	6	(1)	1	35
Total	2,195	106	(86)	—	2,215

Others

	12/31/2017	New Builds	Closures	Refranchised	9/30/2018
Company-owned	29	7	(3)	(2)	31
Franchisees	271	38	(44)	2	267
Total	300	45	(47)	—	298

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 9/30/2018	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,452	$548	$8	$—	$—	$2,008
Franchise fees and income	34	1	1	—	—	36
Revenues from transactions with franchisees and unconsolidated affiliates	16	1	6	136	—	159
Other revenues	—	—	10	2	(3)	9
Total revenues	$1,502	$550	$25	$138	$(3)	$2,212
Company restaurant expenses	1,173	472	9	—	1	1,655
General and administrative expenses	44	24	9	42	—	119
Franchise expenses	17	1	—	—	—	18
Expenses for transactions with franchisees and unconsolidated affiliates	16	1	4	135	—	156
Other operating costs and expenses	—	—	9	1	(4)	6
Closures and impairment income, net	—	(1)	—	—	—	(1)
Other (income) expense, net	(12)	—	—	2	—	(10)
	1,238	497	31	180	(3)	1,943
Operating Profit (Loss)	$264	$53	$(6)	$(42)	$—	$269

Quarter Ended 9/30/2017	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Total
Company sales	$1,347	$568	$9	$—	$1,924
Franchise fees and income	36	1	1	—	38
Revenues from transactions with franchisees and unconsolidated affiliates	19	—	5	136	160
Other revenues	—	—	8	—	8
Total revenues	$1,402	$569	$23	$136	$2,130
Company restaurant expenses	1,082	487	8	—	1,577
General and administrative expenses	44	27	9	43	123
Franchise expenses	19	—	—	—	19
Expenses for transactions with franchisees and unconsolidated affiliates	19	—	4	136	159
Other operating costs and expenses	—	—	8	—	8
Closures and impairment expenses, net	—	1	1	—	2
Other income, net	(18)	—	—	(4)	(22)
Total costs and expenses, net	1,146	515	30	175	1,866
Operating Profit (Loss)	$256	$54	$(7)	$(39)	$264

Year to Date Ended 9/30/2018	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$4,248	$1,640	$24	$—	$—	$5,912
Franchise fees and income	104	2	4	—	—	110
Revenues from transactions with franchisees and unconsolidated affiliates	48	1	17	395	—	461
Other revenues	—	—	18	4	(4)	18
Total revenues	$4,400	$1,643	$63	$399	$(4)	$6,501
Company restaurant expenses	3,441	1,446	25	—	—	4,912
General and administrative expenses	135	80	25	94	—	334
Franchise expenses	53	2	—	—	—	55
Expenses for transactions with franchisees and unconsolidated affiliates	48	1	13	392	—	454
Other operating costs and expenses	—	—	18	3	(4)	17
Closures and impairment expenses, net	6	9	—	—	—	15
Other income, net	(42)	(2)	(1)	(98)	—	(143)
	3,641	1,536	80	391	(4)	5,644
Operating Profit (Loss)	$759	$107	$(17)	$8	$—	$857

Year to Date Ended 9/30/2017	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Total
Company sales	$3,705	$1,592	$29	$—	$5,326
Franchise fees and income	102	2	3	—	107
Revenues from transactions with franchisees and unconsolidated affiliates	51	1	14	382	448
Other revenues	—	—	16	—	16
Total revenues	$3,858	$1,595	$62	$382	$5,897
Company restaurant expenses	2,988	1,333	28	—	4,349
General and administrative expenses	121	78	16	124	339
Franchise expenses	53	1	—	—	54
Expenses for transactions with franchisees and unconsolidated affiliates	51	1	12	379	443
Other operating costs and expenses	—	—	14	—	14
Closures and impairment expenses, net	10	9	1	—	20
Other income, net	(48)	—	—	(5)	(53)
	3,175	1,422	71	498	5,166
Operating Profit (Loss)	$683	$173	$(9)	$(116)	$731

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Statements of Income.

(1)

Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes. Amount includes revenues and expenses associated with transactions with franchisees and unconsolidated affiliates such as inventory procurement and other services provided to franchisees and unconsolidated affiliates. The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See “Reconciliation of Reported GAAP Results to Adjusted Measures”.

Notes to the Consolidated Statements of Income, Consolidated Balance Sheets,

Consolidated Statements of Cash Flows and Reconciliation of Reported GAAP Results to Adjusted Measures

(amounts in US$ million)

(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended September 30, 2018 are unaudited.
(b)

As a result of the acquisition of Wuxi KFC in the first quarter of 2018, the Company recognized a gain of $98 million from the re-measurement of our previously held 47% equity interest at fair value, which was not allocated to any segment for performance reporting purposes.

(c)	During the third quarter of 2017, we recognized income from the reversal of contingent consideration previously recorded for a business combination as the likelihood of making payment became remote.
(d)	The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.